UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)		January 8, 2001
POTOMAC ELECTRIC POWER COMPANY (Exact name of registrant as specified in its charter)
District of Columbia and Virginia (State or other jurisdiction of incorporation)	1-1072 (Commission File Number)	53-0127880 (I.R.S. Employer Identification No.)
1900 Pennsylvania Avenue, N. W., Washington, D. C (Address of principal executive offices		20068 (Zip Code)
Registrant's telephone number, including area code		(202) 872-3526
(Former Name or Former Address, if Changed Since Last Report)

                                                                       PEPCO
                                                                       Form 8-K
Item 2.

Acquisition and Disposition of Assets.

On January 8, 2001, the Company completed the sale of its 9.72%
interest in the Conemaugh Generating Station, as more completely described in the Form 8-K filed by the Company on December 19,
2000. After giving effect to certain adjustments at closing, the amount of cash received was $156 million.

In the Form 8-K filed by the Company on December 19, 2000
announcing the completion of the sale of generation assets to
Southern Energy, Inc., the amount of cash received by the
Company was incorrectly reported as $2.65 billion. After giving effect to certain adjustments at closing, the amount of cash received was actually $2.75 billion (as was correctly reported in the press release filed as an exhibit to the earlier
Form 8-K).

Together with the proceeds of the sale of its 9.72% interest in the Conemaugh Generating Station, the Company has received $2.9 billion in cash as a result of these divestitures.

                                     Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Potomac Electric Power Company
                                                        (Registrant)

                                               By:       A. W. WILLIAMS
                                                       Andrew W. Williams
                                                    Senior Vice President and
                                                     Chief Financial Officer
January 8, 2001
      DATE

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